Exhibit 10.6

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this "Agreement") is entered into as of February 1, 2018, by and among the Ironclad Encryption Corporation, a Delaware corporation (the "Borrower") and Layer 3 Communications, a Georgia company ("Lender"). (redacted)

Basic Terms:

Amount:  up to $500,000

Term:  2 years (renewable)

Interest:  8.5% paid annually

Collateral:  500,000 shares of IRNC common stock (current market value: $1,500,000)

Guarantor:  J.D. McGraw “Borrower’s president”

RECITALS

Borrower has requested that Lender extend and/or continue credit to Borrower as described below, and Lender has agreed to provide such credit to Borrower on the terms and conditions contained herein.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby agree as follows:

ARTICLE I

CREDIT TERMS

SECTION 1.1

Term Loan Commitment.  Subject to the terms and conditions of this Agreement and the other Loan Documents (as defined herein), Lender hereby agrees to make advances to Borrower from time to time up to and including March 1, 2020, not to exceed the aggregate principal amount of Five Hundred Thousand Dollars ($500,000.00) (the "Term Commitment") (said maximum amount shall be referred to herein as the "Maximum Term Commitment Amount").

SECTION 1.2

Use of Proceeds.  The available proceeds of the Term Commitment shall be used only for payments directly related to (redacted).

SECTION 1.3

Limitations on Borrowings.  Notwithstanding any other provision of this Agreement, Lender shall have no obligation to make any Advance to the extent that it would result in, or if at the time of the proposed Advance there exists, an Over-Advance Condition.  As used in this

Agreement, the term "Over-Advance Condition" shall mean the existence of any of the following conditions:  (a) the outstanding principal under the Term Commitment exceeds the Maximum Term Commitment Amount, If, at any time, an Over-Advance Condition exists, then Borrower shall immediately upon demand by Lender, prepay the outstanding principal balance of the Term Commitment in an amount sufficient to cure such Over-Advance Condition (each such prepayment may be referred to hereinafter as a "Mandatory Over-Advance Prepayment").

SECTION 1.4

Borrowing and Repayment.  Subject to all the limitations, terms and conditions contained herein, Borrower may from time to time during the period in which Lender will make Advances under the Term Commitment borrow and partially or wholly repay its outstanding borrowings prior to the maturity date without penalty.

SECTION 1.5

Maturity Date.  The outstanding principal and any accrued but unpaid interest under the Term Commitment shall be due and payable in full on March 1, 2020.

SECTION 1.6

Advances.  Each Borrower request for, and each Borrower acceptance of, any Advance (or the benefits thereof) under the Term Commitment shall be deemed a representation and warranty by Borrower to Lender hereunder that all of the representations and warranties of Borrower set forth in this Agreement and each other Loan Document are true as of the date of such request or acceptance and as of the date of such Advance and that no Event of Default, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, has occurred and is continuing to exist.  Borrower shall submit an Advance Request to Lender on the form provided in Exhibit A.  Lender shall fund each Advance Request within two (2) business days following the submission of each request.

SECTION 1.7  Loan Fee.  Borrower shall pay Lender a loan transaction fee of two percent (2%) on each Advance.  This fee will be deducted immediately from the proceeds of the Advance prior to funds being deposited in Borrower’s account.

SECTION 1.8

Extension Options.  As of the Maturity Date, the Borrower may request that the Lender agree to renew the Term Commitments made hereunder for an additional term of twenty-four (24) months, with increases in the Term Commitments and payment terms that are acceptable to the Lender in its sole discretion.

ARTICLE II

INTEREST/FEES

SECTION 2. 1

Interest.  Simple interest will accrue on the outstanding principal balance at a rate equal to eight and one half percent (8.5%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days from the date of the Advance until the outstanding principal amount and all interest accrued thereon are paid.  Interest will be paid to the Lender annually no later than the first (1st) day of March 2019 and 2020.  All interest will be paid in cash.

ARTICLE III

COLLATERAL

SECTION 3.1

Collateral.  In consideration of Lender's extension of credit to Borrower, and as security therefor, Borrower agrees that the Lender is to receive the following collateral:  500,000 shares of IRNC common stock.  The current value, as of January 31, 2018, of each share of stock is approximately $3.00, valuing Borrower’s collateral at $1,500,000.  The stock shall be held and reserved as collateral for Layer 3 Communications by Columbia Stock Transfer of Post Falls, Idaho.  In the event that the Lender is required to exercise its right to the collateral, it shall be dispersed on the ratio of one (1) share of stock for every one (1) dollar of principle, interest, penalties and fees owed to the Lender on the date of exercise.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Borrower makes the following representations and warranties to Lender, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Lender subject to this Agreement.

SECTION 4.1

 Legal Status; Insurable Interest.  Borrower is qualified or licensed to do business in all jurisdictions in which such qualification or licensing is required for Borrower's professional and/or other business activities or in all jurisdictions in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.  Borrower has an insurable interest in the life of the Insured.

SECTION 4.2

 Authorization and Validity.  This Agreement and each contract, instrument and other document required hereby or at any time delivered to Lender in connection herewith have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.

SECTION 4.3

 Litigation and Other Legal Proceedings.  There are no pending, or to the best of Borrower's knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could have a material adverse effect on the financial condition or operation of Borrower or any Loan Document other than those disclosed by Borrower to Lender in writing prior to the date hereof.

SECTION 4.4

 Correctness of Financial Statements.  All annual financial statements of Borrower, and all interim financial statements prepared since the date of such annual financial statements, which have been delivered by Borrower to Lender prior to the date hereof, (a) are true, complete and correct and present fairly the financial condition of Borrower, and (b) disclose all liabilities of Borrower, whether liquidated or unliquidated, fixed or contingent.  Since the dates of such financial statements there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of Borrower's assets or properties except in favor of Lender or as otherwise permitted by Lender in writing.

SECTION 4.5

 Income Tax Returns.  Borrower has no knowledge of any pending assessments or adjustments of, or penalties with respect to, Borrower's income tax payable with respect to any year.

SECTION 4.6

 No Subordination.  There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower.

SECTION 4.7

 Other Obligations.  Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

SECTION 4.8

 Governmental Consents.  The execution, delivery and performance by Borrower of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents, in each case, to the extent to which Borrower is a party thereto, do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any governmental authority.

ARTICLE V

CONDITIONS TO EXTENSION OF CREDIT

The obligation of Lender to extend any credit contemplated by this Agreement is subject initially to the fulfillment to Lender's satisfaction of all of the following conditions:

SECTION 5.1

Documentation.  Lender shall have received, in form and substance satisfactory to Lender, each of the following, duly executed:

(a)

This Executed Agreement;

(b)

Form of Advance for the disbursement of each Advance;

(c)

Personal Guarantee of Borrower’s president for repayment of any and all funds advanced by Lender;

(d)    Irrevocable Letter to Columbia Stock Transfer (transfer agent) to reserve collateralized shares and deliver shares in the event Borrower defaults;

(e)

Officer’s certificate from the Borrower’s president certifying Borrower is compliant with all the terms and conditions of the Agreement;

(f)

Borrower’s Board resolution authorizing Borrower to enter into this Agreement, and affirming all related terms and conditions.

ARTICLE VI

COVENANTS

Borrower covenants that so long as Lender remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Lender under this Agreement remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, unless Lender otherwise consents in writing:

SECTION 6.1

Punctual Payments.  Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein, and immediately upon demand by Lender, the amount by which the outstanding principal balance of any credit subject hereto at any time exceeds any limitation on borrowings applicable thereto.

SECTION 6.2

Business Continuity.  Conduct Borrower's business in substantially the same manner and locations as such business is now and has previously been conducted.

SECTION 6.3

Financial Statements.  Provide to Lender annually, all Borrower financial statements.

SECTION 6.4

Compliance.  Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of Borrower's business; and comply with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower and/or Borrower's business.

ARTICLE VII

EVENTS OF DEFAULT

The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

SECTION 7.1

Failure to Pay.  Borrower shall fail to pay when due any principal, interest, fees or other amounts payable under any of the Loan Documents (including, without limitation, any Mandatory Over-Advance Prepayment).

SECTION 7.2

False Information.  Any financial statement or certificate furnished to Lender in connection with, or any representation or warranty made or deemed made by Borrower under this Agreement, shall prove to be incorrect, false or misleading in any material respect when furnished, made, or deemed made.

SECTION 7.3

Other Breach of Agreement.  Any default in the performance of or compliance with any obligation, agreement or other provision contained herein (other than those specifically described as an "Event of Default" in this Agreement), and with respect to any such default that by its nature can be cured, such default shall continue for a period of thirty (30) days from its occurrence.

SECTION 7. 4

Dissolution or Liquidation.  The dissolution or liquidation of Borrower.

SECTION 7.5

Remedies.  Upon the occurrence of any Event of Default: (a) all principal and accrued and unpaid interest outstanding under this Agreement, any term thereof to the contrary notwithstanding, shall at Lender's option become immediately due and payable (b) the obligation, if any, of Lender to extend any further credit under the Agreement shall immediately cease and terminate; and (c) Lender shall have all rights, powers and remedies available accorded by law, including without limitation the right to resort to any or all security for any credit subject hereto and to exercise any or all of the rights of a collateral assignee or secured party pursuant to applicable law.  All rights, powers and remedies of Lender may be exercised at any time by Lender and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.1

No Waiver.  No delay, failure or discontinuance of Lender in exercising any right, power or remedy under this Agreement shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy.  Any waiver, permit, consent or approval of any kind by Lender of any breach of or default under this Agreement must be in writing and shall be effective only to the extent set forth in such writing.

SECTION 8.2

Notices.  All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to the address set forth at each such party's signature below or such other address as any party may designate by written notice to all other parties.  Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by email or facsimile, upon receipt.

SECTION 8.3

Costs, Expenses and Attorneys' Fees.  Borrower shall pay to Lender immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including, reasonable attorneys' fees, expended or incurred by Lender in connection with (a) the enforcement of Lender's rights and/or the collection of any amounts which become due to Lender under this Agreement, and (b) the prosecution or defense of any action in any way related to this Agreement, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Lender or any other Person) relating to Borrower.

SECTION 8.4

Amendment.  This Agreement may be amended or modified only in writing signed by each party hereto.

SECTION 8.5

Severability of Provisions.  If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

SECTION 8.6

Counterparts.  This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

SECTION 8.7

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

SECTION 8.8

Savings Clause.  It is the intention of the parties to comply strictly with applicable usury laws.  Accordingly, notwithstanding any provision to the contrary in this Agreement, in no event shall this Agreement require the payment or permit the payment, taking, reserving, receiving, collection or charging of any sums constituting interest under applicable laws that exceed the maximum amount permitted by such laws, as the same may be amended or modified from time to time (the "Maximum Rate").  If any such excess interest is called for, contracted for, charged, taken, reserved or received in connection with this Agreement, or in any communication by Lender or any other Person to Borrower or any other Person, or in the event that all or part of the principal or interest hereof or thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved or received on the amount of principal actually outstanding from time to time under the Loan Documents shall exceed the Maximum Rate, then in such event it is agreed that:  (a) the provisions of this Section shall govern and control; (b) neither Borrower nor any other Person now or hereafter liable for the payment of any of this Agreement shall be obligated to pay the amount of such interest to the extent it is in excess of the Maximum Rate; (c) any such excess interest which is or has been received by Lender, notwithstanding this Section, shall be credited against the then unpaid principal balance hereof or thereof, refunded to Borrower; and (d) the provisions of each of this Agreement, and any other communication to Borrower, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the Maximum Rate.  The right to accelerate the maturity of this Agreement does not include the right to accelerate, collect or charge unearned interest, but only such interest that has otherwise accrued as of the date of acceleration.  Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received in connection with this Agreement which are made for the purpose of determining whether such rate exceeds the Maximum Rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of this Agreement, including all prior and subsequent renewals and extensions hereof or thereof, all interest at any time contracted for, charged, taken, reserved or received by Lender.

**Signatures on following page**

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

BORROWER:

Ironclad Encryption Corporation

By:

     /s/ JD McGraw

JD McGraw

President / CEO

777 South Post Oak Lane, Suite 1700

Houston, TX 77056

(redacted)

LENDER:

Layer 3 Communications

By:

_____/s/ Josh Bailey_______________

Josh Bailey

CO-President / COO

1670 Oakbrook Drive, Suite 900

Norcross, GA 30093

(redacted)

(redacted)

Exhibit A

Form of Advance Request

Pursuant to Credit Agreement dated February 1, 2018

Between

Layer 3 Communication and IronClad Encryption Corporation

Date: ________________

Josh Bailey

Layer 3 Communication

1670 Oakbrook Drive, Suite 365

Norcross, GA 30093

Re:  Advance Request #_____

Dear Mr. Bailey,

This is to inform you that as of today, IronClad Encryption Corporation, a Delaware corporation (the “Borrower”), hereby elects to exercise its right pursuant to the Credit Agreement to draw an Advance.

Amount of Advance:  $________________

Borrower acknowledges all terms and conditions in the Credit Agreement, and understands that: (i) a loan transaction fee of two percent (2%) will be immediately assessed and withdrawn from the proceeds of the Advance, (ii) annual interest in the amount of eight and one half percent (8.5%) will begin accruing as soon as the Advance is funded, (iii) payment of interest will be due no later than March 1, ______, and (iv) principle and any unpaid interest will be due no later than March 1, 2020.  Borrower also acknowledges that this Advance is secured by a designated amount of its common stock (IRNC), and that repayment of this Advance is personally guaranteed by the Borrower’s president.

Wire Instructions:

Bank: BBVA Compass

ABA Routing Number: 113010547

IronClad Encryption Corporation

By:  _________________________

Name:  _______________________

Its:  _________________________